                                                                   Exhibit 12.01

                       RATIO OF EARNING TO FIXED CHARGES
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
                                                                                   Period from
                                                                                    Inception
                                                              December 31,         September 4,
                                                            ----------------      1997 through
                                                            1999        1998     December 31, 1997
                                                            ----        ----     -----------------
                                                                  (ALL AMOUNTS IN THOUSANDS)
Earnings:
Net loss........................................        $(48,573)    $(8,488)                $(404)
Fixed charges...................................             168           2                    __
                                                        --------     -------                 -----
     Total deficiency in earnings to cover
      fixed charges.............................        $(48,405)    $(8,486)                $(404)
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